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                                                                    EXHIBIT 10.J

                                                               SIGNATURE VERSION
                                                                       12 AUGUST

                              FORBEARANCE AGREEMENT

               DOFASCO INC., incorporated under the laws of Canada ("Dofasco"), GALVATEK ONTARIO CORPORATION, incorporated under the laws of Delaware ("GOC"), NATIONAL ONTARIO II, LIMITED, incorporated under the laws of Delaware ("NO II"), DNN GALVANIZING CORPORATION, incorporated under the laws of Ontario ("DNN"), 904153 ONTARIO INC., incorporated under the laws of Ontario ("Dofasco Participant"), GALVATEK AMERICA CORPORATION, incorporated under the laws of Delaware ("GAC"), NATIONAL ONTARIO CORPORATION, incorporated under the laws of Delaware ("NOC"), NKK U.S.A. CORPORATION, incorporated under the laws of Delaware ("NAC"), NATIONAL STEEL CORPORATION, incorporated under the laws of Delaware ("NSC"), and NKK CORPORATION, incorporated under the laws of Japan ("NKK"), this August 13, 2002 enter into this Forbearance Agreement.

                                    Recitals

(i) Dofasco, GOC, NO II and DNN have entered into a Limited Partnership Agreement made as of September 18, 1990 as amended on May 31, 1991 ("LPA") with respect to DNN Galvanizing Limited Partnership, an Ontario limited partnership (the "Limited Partnership").

(ii) Dofasco Participant, GAC, NOC and DNN have entered into a Shareholders' Agreement made as of September 18, 1990 ("SA").

(iii) NAC, NSC and DNN have entered into an Amended and Restated Toll Processing Agreement made as of July 26, 1996 ("TPA").

(iv) On March 6, 2002, NSC and NO II filed for Chapter 11 protection under U.S. bankruptcy laws ("NSC's Chapter 11 Proceeding").

(v) On April 12, 2002, Dofasco gave notice (the "Dofasco Notice") to NO II of the occurrence of a Financial Default, which notice resulted in the occurrence of a Matured Default (as such terms are defined in the LPA) on April 18, 2002.

(vi) On May 3, 2002, GOC delivered a notice (the "GOC Notice") to NO II affirming and adopting the Dofasco Notice.

(vii) As a result of the occurrence of the Matured Default referred to in recital (v) above, GAC and GOC are required to purchase the interests of NOC and NO II in DNN and in the Limited Partnership, on or before July 16, 2002.

(viii) On July 3, 2002, the valuations required by the LPA and SA were delivered by BBK, Ltd., a Michigan corporation, as the "valuator" within the meaning of section 8.5(1) of the LPA.

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(ix)      On July 9, 2002, Dofasco, NKK and NSC entered into a Letter Agreement
          (the "Letter Agreement") which in part extended the date on or before which the NSC interests referred in recital (vii) must be purchased from July 16, 2002 to August 16, 2002.

(x) Concurrently with the date of this Forbearance Agreement, GAC and GOC are purchasing the interests of NOC and NO II in DNN and in the Limited Partnership; nonetheless, the parties hereto desire to allow NSC in accordance with the terms hereof to continue to be a party to the TPA and have the rights and preferences thereunder for a limited period of time following such purchase.

               Accordingly, each of the parties hereto in consideration of the promises made by the other parties agrees as set forth below. Any term used in this Forbearance Agreement and not otherwise defined has the meaning assigned to it in the LPA.

               1. Purchase of NSC's Interests.

                  1.1 The parties acknowledge and agree that the recitals are true and correct and, without limiting the foregoing, acknowledge and agree that the Dofasco Notice was properly given and was effective to create a Matured Default under the LPA, that the Matured Default referenced in recital (v) above has occurred, and that as matters currently stand GAC and GOC are required to purchase the interests of NOC and NO II in DNN and the Limited Partnership as referenced in recital (vii) above.

                  1.2 For greater certainty, as of the date of the purchase of the 9.5% Partnership Interest owned by NO II and the 50 Class B Shares owned by NOC, NO II and NOC shall have no further rights or obligations under the LPA or the SA (except for those, if any, which were vested or imposed in accordance with the terms of such agreements prior to such date) and NOC shall cause the directors nominated by it to resign from the board of DNN as provided for in
Section 6.1 of the SA.

                  1.3 GOC, GAC, NOC and NO II acknowledge and agree as well as ratify that, with respect to the purchase of the 9.5% Partnership Interest owned by NO II and the 50 Class B Shares owned by NOC, they have agreed upon the appointment of BBK, Ltd. as valuator pursuant to section 8.5(1) of the LPA and affirm that GAC and GOC retained BBK, Ltd. to deliver a valuation pursuant to the terms of a retainer letter dated May 20, 2002 (the "BBK Valuation"). Further, such entities as well as Dofasco and DNN respectively acknowledge their receipt of the BBK Valuation and respectively affirm that they have no disagreement with it.

                  1.4 The parties acknowledge and agree that in the event that the purchase of the 9.5% Partnership Interest and the 50 Class B Shares by GOC and GAC, respectively, is not consummated on or before August 16, 2002, Dofasco will be in a position to deliver notice of default pursuant to paragraph (f) of the definition of Matured Default contained in section 8.1 of the LPA, and that Dofasco would thereafter have the option, pursuant to section 8.5(1)(b) of the LPA, to purchase the Partnership Interests of both GOC and NO II (concurrently with which Dofasco Participant would purchase the shares of DNN owned by each of GAC and NOC pursuant to Section 5.5 of the SA). The relevant parties agree that in the event that Dofasco exercises its option to purchase:

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                  (a) for the purposes of determining the fair market value of the Partnership Interests and shares of DNN for such purchases, the parties confirm that Dofasco in accordance with the requirements of section 8.5 of the LPA, shall obtain a new valuation of the Class B shares as a whole and of the cumulative Partnership Interest then owned by GOC and NOII in accordance with the provisions of section 8.1 of the LPA; and

                  (b) as of the date of the purchases, GAC, GOC, NO II and NOC shall have no further rights or obligations under the LPA, the SA or the TPA (except for those, if any, which were vested or imposed in accordance with the terms of such agreements prior to such date) and both NOC and GAC shall cause the directors nominated by them to resign from the board of DNN as provided for in Section 6.2 of the SA.

               2. Ability of NSC to Continue to Use the DNN Facility.

                  2.1 With respect to the Matured Default referenced in recital
(v) above, section 8.5(2) of the LPA shall be hereby deemed to be amended so as to give effect to section 2.2 hereof.

                  2.2 A new Section [sic] 14.4 of the TPA is hereby added which shall read in its entirety as follows:

                  "14.4 Notwithstanding any other provision in this Article Fourteen, all rights and obligations of NSC under this Agreement shall terminate automatically on or after the date of purchase of the 9.5% Partnership Interest owned by NO II as defined in, and pursuant to the terms of section 8.5(1) of, the Partnership Agreement on the earliest to occur of (i) the date on which (a) NKK Corporation, a Japanese corporation ("NKK"), ceases to have beneficial ownership (within the meaning of Schedule 13D promulgated under the U.S. Securities Exchange Act of 1934) of at least a majority of the issued and outstanding voting capital stock of NSC or (b) NSC sells substantially all of its assets and those of its subsidiaries, in either case by reason of an order of the U.S. bankruptcy court having jurisdiction over NSC, confirming a plan of reorganization of NSC, (ii) the close of business in New York, New York on December 31, 2002; and (iii) the date NSC fails to make any payment which it is required to make pursuant to this Agreement or pursuant to Section 5.3 of a Forbearance Agreement entered into by the parties hereto, among others, dated August 13, 2002, and such failure to pay continues for a period of five business days (days during which commercial banks are open for business in Toronto, Ontario and New York, New York) after notice by Dofasco to NSC and NAC, if not terminated earlier pursuant to Section 14.2 or Section 14.3 above.

               3. Waiver of Certain Rights.

                  3.1 NSC, NOC and NO II each hereby irrevocably waives any and all rights under applicable laws of the United States or any other jurisdiction to seek a determination

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from any court, judicial tribunal or Governmental Body (defined below) that any of NSC, NOC or NO II can assume, assume and assign, sell or otherwise transfer any right or delegate any obligation they have under the LPA, SA or TPA.

               4. Representations and Warranties.

                  4.1 Each of Dofasco and Dofasco Participant jointly and severally makes the representations and warranties set forth in sections 4.3.1 through 4.3.4 below and acknowledges that the other parties are entering into this Forbearance Agreement in reliance upon such representations and warranties.

                  4.2 Each of NKK, NAC, GAC and GOC jointly and severally makes the representations and warranties set forth in sections 4.3.1 through 4.3.4 below and acknowledges that the other parties are entering into this Forbearance Agreement in reliance upon such representations and warranties.

                  4.3 Each of NSC, NOC and NO II jointly and severally makes the representations and warranties set forth in sections 4.3.1, through 4.3.4 below, (provided that the representations and warranties in sections 4.3.2 and 4.3.4 below shall be qualified by the existence of NSC's Chapter 11 Proceeding) and acknowledges that the other parties are entering into this Forbearance Agreement in reliance upon such representations and warranties.

                  4.3.1 It is a company duly organized and existing and in good standing under the laws of the jurisdiction of its organization.

                  4.3.2 The execution and delivery of this Forbearance Agreement and the transactions contemplated herein, have been duly authorized, and, when executed and delivered by it, this Forbearance Agreement will constitute valid and binding obligations of it, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and by general equity principles (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                  4.3.3 No Consent of any Governmental Body (as such terms are defined in section 4.3.5 below), judicial tribunal or any court is required of it, other than those which have already been obtained, for the consummation of the transactions contemplated by this Forbearance Agreement.

                  4.3.4 There are no Actions (as defined in section 4.3.5 below) in law or in equity pending or, to the knowledge of it, threatened against or affecting it, in any court, before or by any Governmental Body or before any arbitrator, and there is no existing default by it under any applicable order, writ, injunction or decree of any court, judicial tribunal or Governmental Body, in each case which could reasonably be expected to materially and adversely affect its ability to achieve the objectives of this Forbearance Agreement.

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                  4.3.5 "Actions" means claims, suits, proceedings and
investigations, whether at law or in equity, before any court, judicial tribunal or Governmental Body. "Consent" means a consent, waiver, approval, allowance, novation, authorization, permit, filing, order, registration or notification. "Governmental Body" means any national, state, county, municipal or other local government department, commission, board, bureau, agency, or authority of the United States, Canada or the Province of Ontario, and any person exercising executive, legislative, judicial or regulatory functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other person controlled by any of the foregoing.

               5. Covenants of the Parties.

                  5.1 Each of the parties agrees that at all times it will cooperate fully with the other parties to endeavor to bring to full fruition the objectives of this Forbearance Agreement, and at all times regarding the transactions contemplated by this Forbearance Agreement act in good faith and take such actions as may be necessary or appropriate to effect fully the provisions of this Forbearance Agreement, except that no party shall be required hereby to take any unlawful act, or to act contrary to public policy or to that party's established institutional policies or guidelines. Without limiting the generality of the foregoing, each of the parties agrees to use all reasonable commercial efforts to cause their appropriate respective affiliates in turn to cause DNN to adopt any and all appropriate resolutions.

                  5.2 During the period extending from the date on which the NSC interests in the DNN facility are acquired through the close of business on December 31, 2002, neither NAC nor Dofasco will allow their respective nominees to the board of directors of DNN to increase the amount of capital expenditures not already budgeted by the DNN board of directors or in the annual budget for the DNN facility which would be expensed during such period without the prior written consent of NSC, which consent shall not be unreasonably withheld.

                  5.3 NSC shall pay against receipt of appropriate documentation therefor 50% of the fees and costs of an outside contractor reasonably acceptable to NSC retained by DNN, as processor for the Facilities (as defined in the TPA), for the sole purpose of enabling DNN to perform its obligations to NSC set forth in a Line Access Agreement dated the date of this Forbearance Agreement among DNN, NSC, NAC and Dofasco within 30 days of being invoiced for such fees and costs by DNN. The balance of such fees and costs shall be payable by NAC and the maximum aggregate amount payable by NSC under this section 5.3 shall be CN$50,000.

               6. General.

                  6.1 Except as expressly provided herein, this Forbearance Agreement does not amend any provision of any of the LPA, SA or TPA, each of which shall continue to be of full force and effect as amended.

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                  6.2 This Forbearance Agreement shall be governed by and
construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                  6.3 This Forbearance Agreement shall not be modified or amended except by an instrument in writing signed by the parties.

                  6.4 If any provision of this Forbearance Agreement, or the application thereof to any party hereto, is held illegal, unenforceable or otherwise invalid by any court or government authority, such holding shall not affect or invalidate any other provision of this Forbearance Agreement and to this end, the parties agree that the provisions of this Forbearance Agreement are and shall be severable; provided that, if such holding affects or invalidates any provision deemed essential by any party to the satisfactory performance of this Forbearance Agreement, then upon written notice being given by such party to the other parties (as provided in the LPA, the SA or the TPA, as appropriate), the parties shall promptly negotiate in good faith to the end that this Forbearance Agreement may be amended in such manner as may be necessary to make it fair and equitable to the other parties.

                  6.5 This Forbearance Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                [SIGNATURE PROVISIONS APPEAR ON FOLLOWING PAGES]

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               The parties have executed or caused their duly authorized
officers or attorneys-in-fact to execute this Forbearance Agreement as of the date set forth above.

                                DOFASCO INC.

                                By: /s/ John T. Mayberry
                                    --------------------------------------------
                                    Name: John T. Mayberry
                                    Title: Chair and Chief Executive Officer

                                By: /s/ Joan M. H. Weppler
                                    --------------------------------------------
                                    Name: Joan M. H. Weppler
                                    Title: Vice President
                                           Corporate Administration

                                GALVATEK ONTARIO CORPORATION

                                By: /s/ Mineo Shimura
                                    --------------------------------------------
                                    Name: Mineo Shimura
                                    Title: President

                                NATIONAL ONTARIO II, LIMITED

                                By: /s/ Kirk A. Sobecki
                                    --------------------------------------------
                                    Name: Kirk A. Sobecki
                                    Title: VP & CFO

                                DNN GALVANIZING CORPORATION

                                By: /s/ Robert Nuttall
                                    --------------------------------------------
                                    Name: Robert Nuttal
                                    Title: Director

                                904153 ONTARIO INC.

                                By: /s/ Raymond P. d'Andrade
                                    --------------------------------------------
                                    Name: Raymond P. d'Andrade
                                    Title: President

                                By: /s/ Urmas Soomet
                                    --------------------------------------------
                                    Name:  Urmas Soomet
                                    Title:  Secretary

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                                GALVATEK AMERICA CORPORATION

                                By: /s/ Mineo Shimura
                                    --------------------------------------------
                                    Name: Mineo Shimura
                                    Title: President

                                NATIONAL ONTARIO CORPORATION

                                By: /s/ Kirk A. Sobecki
                                    --------------------------------------------
                                    Name: Kirk A. Sobecki
                                    Title:VP & CFO

                                NKK U.S.A. CORPORATION

                                By: /s/ Mineo Shimura
                                    --------------------------------------------
                                    Name: Mineo Shimura
                                    Title: President

                                NATIONAL STEEL CORPORATION

                                By: /s/ Kirk A. Sobecki
                                    --------------------------------------------
                                    Name: Kirk A. Sobecki
                                    Title: Sr. VP & CFO

                                NKK CORPORATION

                                By: /s/ Hiroyuki Tezuka
                                    --------------------------------------------
                                    Name: Hiroyuki Tezuka
                                    Title: Director, American & Europe Section
                                           International Business Planning Dept.